SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

January 25, 2023

(Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BALL	NYSE

Ball Corporation

Current Report on Form 8-K

Dated January 26, 2023

Item 5.03Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On January 25, 2023, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s amended by-laws (the “Bylaws”) to, among other things, ensure nominating shareholders comply with solicitation and notice requirements under the Universal Proxy Rules by; (1) adding a specific reference to the proxy solicitation rule (Rule 14a-19) relating to the requirements for nominations and the proper form for such notices of such nominations; (2) mandating that a dissident use a color other than white for its proxy card; and (3) requiring dissidents to include background information about the dissident entity/organization. Exhibit 3(i) attached hereto provides the text of the amendment.

Item 9.01Financial Statements and Exhibits

Exhibits.

The following are furnished as exhibits to this report:

Exhibit 3 (i)	Article 2, Section D and Section G of the Amended Bylaw
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Ball Corporation

Form 8-K

January 26, 2023

EXHIBIT INDEX

Description	Exhibit

Article 2, Section D and Section G of the Amended Bylaw	3 (i)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	Charles E. Baker
Charles E. Baker
Title: Vice President and General Counsel

Date: January 26, 2023